EXHIBIT 10.69

First Amendment to the Credit Agreement dated as of March 31, 1997, between Wells Fargo Bank, N.A. ("Lender"); WMCK Venture Corp., Century Casinos Cripple Creek, Inc., and WMCK Acquisition Corp. ("Borrowers"); and Century Casinos, Inc. ("Guarantor"), dated November 11, 1997.



                       FIRST AMENDMENT TO CREDIT AGREEMENT


            THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment to Credit Agreement") dated as of the 11th day of November, 1997, is entered into with reference to that certain Credit Agreement dated as of March 31, 1997 (the
"Existing  Credit  Agreement")  executed  by and among  WMCK  VENTURE  CORP.,  a
Delaware corporation, CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a Delaware corporation (collectively, "Borrowers"), as Borrowers, CENTURY CASINOS, INC., a Delaware corporation ("Guarantor"), as Guarantor, each of the Lenders, as defined therein, and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders ("Agent Bank" and together with the Lenders, collectively referred to as the "Banks"). Capitalized terms used herein not otherwise defined shall have the meaning set forth for such terms in the Existing Credit Agreement.

            Borrowers, Guarantor and Banks agree as follows:

            1. Modification of Definitions. Section 1.01 of the Existing Credit Agreement shall be and is hereby amended to include the following definitions, with such amendment to be effective as of September 30, 1997. Those terms which are currently defined by Section 1.01 of the Existing Credit Agreement and which are also defined below shall be defined as set forth below:

            "Credit Agreement" shall mean the Existing Credit Agreement as amended by the First Amendment to Credit Agreement, and as it may be further amended, modified, extended, renewed or restated from time to time.

            "Existing Credit Agreement" shall have the meaning set forth in the Preamble to the First Amendment to Credit Agreement.

            "Existing Guaranty" shall mean the General Continuing Guaranty which is defined as the "Guaranty" by Section 1.01 of the Existing Credit Agreement.

            "First Amendment to Credit Agreement" shall have the meaning set forth in the Preamble of the First Amendment to Credit Agreement dated as of November 11, 1997, executed by Borrowers, Guarantor and Banks.

            "Guaranty" shall mean the Existing Guaranty as affirmed, ratified and modified pursuant to the First Amendment to Credit Agreement and as it may be further amended, modified, supplemented, replaced, renewed or restated from time to time.

            2. Retroactive Modification of Minimum Annual EBITDA. Section 6.01 of the Existing Credit Agreement is hereby amended to read, in its entirety, as follows, with such amendment to be effective as of September 30, 1997:



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                  "Section   6.01.   Minimum   Annual   EBITDA.   The   Borrower
            Consolidation shall maintain a minimum EBITDA, in the amounts set forth below, determined as of the end of the Fiscal Quarter commencing on July 1, 1997, and as of the end of each succeeding Fiscal Quarter, until Bank Facility Termination, with such EBITDA to be calculated, in each case, with respect to the Fiscal Quarter then ended and with respect to the immediately preceding three (3) Fiscal Quarters, on a rolling four (4) quarter basis:

                        (a) For  EBITDA  calculated  as of the end of the Fiscal
                  Quarter commencing on July 1, 1997, and for EBITDA calculated as of the end of each succeeding Fiscal Quarter until, and including, the Fiscal Quarter commencing on July 1, 1998, the minimum EBITDA shall be Four Million Five Hundred Thousand Dollars ($4,500,000.00); and

                        (b) For  EBITDA  calculated  as of the end of the Fiscal
                  Quarter commencing on October 1, 1998 and for EBITDA calculated as of the end of each succeeding Fiscal Quarter until Bank Facility Termination, the minimum EBITDA shall be Five Million Dollars ($5,000,000.00)."

            3. Representation and Warranty. To induce the Banks to enter into this First Amendment to Credit Agreement and to make the accommodations provided for herein, Borrowers and Guarantor represent and warrant to the Banks that there are not any Events of Default existing, nor are there any circumstances existing which would constitute such an Event of Default with notice, lapse of time, or both.

            4. Reaffirmation of Guaranty. Guarantor hereby: (i) reaffirms and ratifies its obligations under the Existing Guaranty; and (ii) agrees that each and every reference to the "Credit Agreement" which is contained in such Existing Guaranty shall be to the Existing Credit Agreement, as amended by the First Amendment to Credit Agreement, and as it may be further amended, supplemented or otherwise modified from time to time.

            5. Corporate Authority. Concurrently herewith, Borrowers and Guarantor shall each deliver to Agent Bank an original Certificate of Corporate Resolution and Certificate of Incumbency executed by the respective Secretary of each such entity and attested to by the President, Vice President or Treasurer of each such entity authorizing such entity to enter into all documents and agreements to be executed by the respective entity pursuant to this First Amendment to Credit Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of the respective entity.

            6. Reimbursement of Agent Bank. Borrowers shall reimburse Agent Bank for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with this First Amendment to Credit Agreement including, without limitation, attorneys' fees of Henderson & Nelson and all other like expenses.

                                       2

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            7. No Other Amendments. Except as specifically set forth herein, the
Credit Agreement and each of the Loan Documents shall remain unchanged and in full force and effect.

            8. Counterparts. This First Amendment to Credit Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

            IN WITNESS WHEREOF, Borrowers and Banks have executed this First Amendment to Credit Agreement by their duly authorized representatives as of the day and year first above written.

BORROWERS:                             BANKS:

CENTURY CASINOS CRIPPLE                WELLS FARGO BANK,
CREEK, INC., a Colorado                National Association,
corporation                            Agent Bank and Lender


By  /s/ Norbert Teufelberger           By  /s/ Dave Kramer
        --------------------------             ---------------------------------
   Name Norbert Teufelberger              Name Dave Kramer
  Title Director & Secretary             Title SVP

WMCK  ACQUISITION  CORP., a Delaware
corporation


By  /s/ Norbert Teufelberger
        --------------------------
   Name Norbert Teufelberger
  Title Director & Secretary

WMCK VENTURE CORP., a
Delaware corporation


By  /s/ Norbert Teufelberger
        ---------------------------
   Name Norbert Teufelberger
  Title Director & Secretary

GUARANTOR:

CENTURY CASINOS, INC., a
Delaware corporation

By  /s/ Norbert Teufelberger
        ---------------------------
   Name Norbert Teufelberger
  Title Director & Secretary